Exhibit 10.5

        The Registrant has entered into the attached Agreement with each of the following executive officers of the Registrant:

              Kerry L. Woody
              Wayne E. Larsen
              Gene E. Bunge
              Robert J. Noel
              James K. Sorenson
              Gary J. Vroman
              Lawrence C. Hammond
              Ronald O. Weise
              Thomas S. Plichta

                                    AGREEMENT


        THIS AGREEMENT made this 1st day of April,      between LADISH CO.,
   INC., a Wisconsin Corporation, hereinafter called the "Company", and _________________________, an officer of the corporation hereinafter called "Employee."


                         W I T N E S S E T H   T H A T :

        WHEREAS, the Company desires to assure itself of the continuing availability of Employee, and

        WHEREAS, the Company desires to provide adequate security to the Employee, and

        WHEREAS, the Employee desires to maintain his relationship with the Company to their mutual advantage, and

        WHEREAS, the Employee desires to be afforded retirement, disability and severance benefits,

        NOW THEREFORE, in consideration of the mutual promises of the parties hereto, it is hereby AGREED:

        1.   Other Benefits Affecting the Employee.

        1.1 Any amount required to be paid hereunder (except amounts payable under 10.1, and 10.2 hereof) shall be reduced by any benefit paid the Employee or his beneficiary pursuant to the provisions of the LADISH CO. SALARIED EMPLOYEES RETIREMENT PLAN.

        2.   Definitions.

        2.1 Whenever used in the Contract, the following terms shall have the respective meanings set forth below unless otherwise expressly provided herein:

             (a) The term "Company" means LADISH CO., INC., or any successor thereto.

             (b) The term "Service" means the last continuous period of employment of the Employee with the Company prior to his retirement date, determined in accordance with reasonable standards and policies adopted by the Company.

             (c) The term "Compensation" means the total annual base salary of the Employee, plus overtime pay, plus the following: payments received after January 1, 1988 from Ladish Co.,
                  Inc.: bonuses, incentive compensation or special compensation of any kind, the total of which shall not exceed twenty percent (20%) of annual base salary.

             (d) The term "Average Compensation" means the monthly average of the Employee's "Compensation" for the period of the five
                  (5) years of highest compensation of the ten (10) years next preceding his retirement date; provided further, that if the Employee receives compensation for a part of a calendar year, such compensation shall be projected to an annual basis.

             (e) The term "Disability" means incapacity, which in the opinion of the Board of Directors of the Company prevents the Employee from engaging in his usual employment activity with the Company.

        3.   Consultation.

        3.1 Undertaking by Employee. The Employee agrees that during the term of this agreement and after any retirement from active employment, he will remain available to the Company for consultation upon such reasonable terms as to notice, time, place, fee and duration of consultation as the Company may direct and will render such consultative services at the times and in the place requested by the Company.

        3.2 Expenses of Employee. The Company agrees that it will reimburse the employee for all reasonable expenses incurred in rendering any such consultative service to the Company.

        4.   Retirement Ages and Dates.

        4.1 Normal. The normal retirement age shall be age 65 and the normal retirement date shall be the first day of the calendar month coincident with or next succeeding the date on which the Employee actually retires following his 65th birthday. Upon such retirement, the Employee will receive the benefit calculated at Section 5.1.

        4.2 Early Retirement. An Employee who has reached age 55 and accumulated at least 10 years of service may retire and receive a benefit calculated in Section 5.2. The early retirement date shall be the first day of the calendar month coincident with or next succeeding the date the Employee actually retires under this paragraph.

        4.3. Disability. In the event that the Board of Directors determines that the Employee is disabled as herein defined, the Employee shall be entitled to a disability retirement benefit as calculated pursuant to
   Section 5.3, and the disability retirement date of the Employee shall be the first day of the calendar month coincident with or next succeeding the date the Employee ceased to receive long term disability payments under Paragraph 10.3 or reaches normal retirement age, whichever is earlier.

        5.   Benefits.

        5.1 Normal. If the Employee retires after attaining his normal retirement age, he shall be entitled to a monthly normal retirement benefit in an amount equal to 52-1/2% of his "Average Compensation," multiplied by a fraction, the numerator of which shall be his length of "Service" in years (but no more than 35) and the denominator of which shall be 35.

        5.2 Early. If the Employee retires pursuant to paragraph 4.2 before attaining his normal retirement age, he shall be entitled to an early retirement benefit computed as if it were a normal retirement benefit but based upon his "Service" and "Average Compensation" as of his early retirement date; such benefit to be reduced as of the date the first early retirement benefit payment commences to the actuarial equivalent of the amount payable at age 65, but by not more than 5/10 of one percent (1%) for each month by which such Employee's first early retirement benefit payment precedes the first of the month following his normal retirement age. Effective for Early Retirements on or after 8/l/88, an employee attaining age 60 with 30 or more years of Service shall not be subject to the benefit reduction provided herein.

         5.3 Disability. If the Employee suffers a disability as herein defined, he shall be entitled to a deferred disability retirement benefit payable upon the termination of his long term disability payments described in paragraph 10.3, of the same amount as his normal retirement benefit based on his years of "Service" had he become disabled at his normal retirement age and on his "Average Compensation" to the date of his disability.

        6.   Commencement and Duration of Benefits.

        6.1  Commencement and Duration.

             (a)  Retirement benefits shall be paid monthly.

             (b) A normal retirement benefit shall begin as of the normal retirement date of the eligible Employee. The payments shall be made monthly thereafter as of the first day of each succeeding month during the lifetime of the retired Employee or until he is re-employed by the Company.

             (c) An early retirement benefit shall begin as of the early retirement date of the eligible Employee, except that such retired Employee may elect to have his early retirement benefit begin as of the first day of any month following his retirement, but not later than the first day of the month following his 65th birthday. The payments shall be made monthly thereafter as of the first day of each succeeding month during the lifetime of the retired Employee, or until he is re-employed by the company.

        6.2  Re-employment by the Company.

             (a) If a retired Employee receiving a normal retirement benefit shall be re-employed by the Company, no further payments shall be made during the period of such employment. Upon his subsequent retirement, his retirement benefit shall again commence on his subsequent retirement date in the same amount as he was receiving prior to such re-employment.

             (b) If a retired Employee receiving an early retirement benefit shall be re-employed by the Company prior to his normal retirement age, no further payments shall be made during the period of such employment. Upon his subsequent retirement, his retirement benefit shall be calculated as if the Employee were then first retired, based upon his "Service" at the time of his prior retirement plus the "Service" earned following the date of re-employment and his "Average Compensation" at the time of his subsequent retirement.

             (c) If a retired Employee receiving an early retirement benefit shall be re-employed by the Company after his normal retirement age, no further payments shall be made during the period of such employment. Upon his subsequent retirement his retirement benefit shall again commence on his subsequent retirement in the same amount as he was receiving prior to such re-employment.

             (d) If an Employee receiving a disability retirement benefit shall be re-employed by the Company upon the cessation of such disability, then upon the subsequent termination of his employment with the Company, his eligibility for a retirement benefit hereunder and such benefit shall be determined and calculated as if his employment were then first terminated or he had then first retired, based upon his "Service" at the time of his prior disability plus the "Service" earned following the date of re-employment and his "Average Compensation" at the time of his subsequent termination of employment or retirement.

        6.3 Options. If the Employee is entitled to an early or normal retirement benefit, he may at any time during his active employment elect either joint and survivor or ten (10) year certain options or among any other settlement options then provided Employees of LADISH CO., INC. under the then provisions of the Ladish Co. Salaried Employees Retirement Plan; such benefit shall not be effective until actual retirement.

        6.4 Payment to Legal Representative. In the event of a conservator, guardian, or other legal representative of the estate of any retired Employee shall be appointed by a court of competent jurisdiction, retirement payments may be made to such conservator, guardian or other legal representative, provided that proper proof of appointment and continuing qualification is furnished. Any such payment shall be a payment for the account of the retired Employee and shall be a complete discharge of any liability of the Company hereunder.

        6.5 Incompetency. In the event that it shall be considered by the company that a retirement benefit is payable but that the Employee is unable to care for his affairs because of illness or accident, any payment due (unless a prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Company be paid to the spouse, parent, child, brother or sister of the Employee or to any other person or institution deemed by the Company to be maintaining or responsible for the maintenance of Employee; or in any such instances, then in the discretion of the Company, payment may be made by depositing the same in a responsible bank in Wisconsin in the name of the Employee. Any such payment shall be a payment for the account of the Employee and shall be a complete discharge of any liability of the Company therefore.

        7.   Non-Alienation of Benefits.

        7.1 Non-Alienation. No benefit payable at any time hereunder shall be subject in any manner to alienation, sale, transfer, assignment, pledge or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefit, whether presently or thereafter payable shall be void. No retirement benefit shall in any manner be liable for or subject to the debts or liabilities of the Employee or retired Employee entitled to any retirement benefit, or subject to or reachable by garnishment, attachment, execution or other legal process or proceeding by or on behalf of any judgment creditor or other creditor of or claimant against the retired Employee to whom such benefit is or may be payable. If the Employee or retired Employee shall attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber his benefits under the Plan, or any part thereof, or if by reason of his bankruptcy or other event happening at any time, such benefits would devolve upon anyone else or.would not be enjoyed by him, then the Company, in its discretion, may suspend his interest in any such benefit and hold or apply it to or for the benefit of the Employee, his spouse, children or other dependents, or any of them, in such manner as the Company may deem proper.

        8. Vesting. The Employee will have vested rights under this contract to a benefit at such time as he has accumulated ten (10) years of service in the employment of the Company.

             No provision of this contract shall interfere with the company's right to terminate the Employee's services for any cause sufficient to it. In the event of such termination, an Employee who has not become vested under this provision shall have no rights pursuant to this contract whatsoever.

        9.   Applicable Law.

        9.1 Applicable Law. This contract shall be governed by the laws of the State of Wisconsin and be binding upon and inure to the benefit of the personal representatives of the Employee and the successors or assigns of the Company. This contract is not subject to principal provisions of the Employee Retirement Income Security Act of 1974 pursuant to statutory exceptions from such Act.

        10.  Other Benefits.  Application for Retirement.

        10.1 Other Benefits. The company agrees to maintain in effect and at Company expense:

             (a) Group term life insurance coverage of $200,000 face amount in effect until retirement and payable on death of the employee to his designated beneficiary; and

             (b) Group term life insurance of $100,000 face amount in effect after retirement.

             (c) Group hospital, surgical, major medical, dental and vision care coverage for the Employee and his spouse, and the survivor of them, in such form and manner as covers all salaried employees of the Company.

        10.2 Severance Pay. In addition to the other benefits provided in this contract, the Employee is entitled to severance pay in the event his employment with the Company is involuntarily terminated other than for cause. Severance pay will be based upon one (1) month's base salary at time of termination multiplied by years of service up to a maximum total of twenty-four (24) months. At the employee's option, severance pay may be paid in a lump sum or installments.

        10.3 Long-Term Disability Benefit. Prior to the time that the Employee receives a retirement benefit, the company will provide a long-term disability benefit if he suffers a disability as herein defined. The amount of the long-term disability benefit payment will be 66-2/3% of base pay, less the sum of the following, but only for the period payments under (a), (b) or (c) or any combination thereof, are being made subsequent to the time the Employee is entitled to a disability benefit:

             (a) Any Workers compensation payment (except fixed statutory payments for the loss of any bodily member);

             (b)  Social Security disability benefits; and

             (c) Any other disability benefit he may receive because of such disability as a result of any other disability program sponsored by the Company, to the extent that such benefits have been provided for by premiums or other payments paid by or at the expense of the Company.

             If the disability ceases prior to his 65th birthday, long-term disability benefit payments shall cease, and if he is not re-employed by the Company upon such cessation, he shall be entitled to an early retirement benefit beginning on the date disability ceases, computed as provided in subsection 5.2 hereof upon."Average Compensation" and "Service" on the date of the beginning of his disability.

             In no event will long-term disability benefits extend beyond the Employee's 65th birthday.

        10.4 Application for Retirement. When the Employee becomes eligible for a retirement benefit and wishes to retire, he shall apply for such benefits by signing an application form furnished by the Company and shall also furnish the Company with such documents, evidence, data, or information in support of such application as the Company considers necessary or desirable.


        IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed the day and year first above written, and in the case of LADISH CO., INC., the same has been signed and its corporate seal affixed by authority of its Board of Directors.


                                      LADISH CO., INC.


                                      By ____________________________
                                                President
   (AFFIX CORPORATE SEAL)

                                      Attest:


                                      ________________________________
                                                Secretary



   ______________________________     ________________________________
             Witness                            Employee